Exhibit 10.3

FORM OF VOTING, SUPPORT AND STANDSTILL AGREEMENT

This Voting, Support and Standstill Agreement (this “Agreement”), dated as of August 13, 2026 (the “Effective Date”), by and among NextNRG, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company as listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, on August 13, 2026, the Company and the Buyers are entering into that certain Securities Purchase Agreement (the “Purchase Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which (and subject to the terms and conditions set forth therein) the Company has agreed to issue and sell to, and the Buyers have agreed to purchase from the Company, certain Securities;

WHEREAS, the execution and delivery of this Agreement by each Stockholder is a material inducement to the willingness of the Buyers to enter into the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to obtain Required Stockholder Approval as set in the Purchase Agreement forth (the “Stockholder Proposals”);

WHEREAS, each Stockholder certifies that he or she is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of shares of Common Stock and/or shares of Series B Preferred Stock, as set forth opposite his or her respective name on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”); the Owned Shares and any additional shares of Common Stock or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, each share of Common Stock is entitled to one vote per share and each share of Series B Preferred Stock is entitled to vote together with the Common Stock, or any class thereof, as applicable, as one class and shall have a number of votes equal to the number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock;

WHEREAS, each Stockholder acknowledges that the Company and Buyers are entering into the Purchase Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Purchase Agreement if any Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Stockholders hereby agree as follows:

1. Agreement to Vote. Each Stockholder irrevocably and unconditionally agrees that during the term of this Agreement it shall at any meeting or meetings of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) called to vote upon one or more Stockholder Proposals (a “Stockholder Meeting” and, collectively, the “Stockholder Meetings”), however called, or in connection with any Stockholder Consent with respect to one or more Stockholder Proposals:

(a) vote, or cause to be voted in connection with such Stockholder Consent, all Covered Shares (and respond to each request by the Company for Stockholder Consent):

(i) in favor of the Stockholder Proposals and any other matters necessary for consummation of the Stockholder Proposals, and

(ii) against any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the approval of the Stockholder Proposals or any of the transactions contemplated by this Agreement or to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of such Stockholder under this Agreement.

(b) when a Stockholder Meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, vote, or cause to be voted at such Stockholder Meeting (or validly execute and return and cause any Stockholder Consent to be granted with respect to), all Covered Shares:

(i) in favor of (A) each Stockholder Proposal and any other matters necessary for consummation of such Stockholder Proposals and (B) any proposal to adjourn or postpone such Stockholder Meeting to a later date if there are not sufficient votes to approve any Stockholder Proposal, and

(ii) against any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the approval of such Stockholder Proposals or any of the transactions contemplated by this Agreement or to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of such Stockholder under this Agreement.

2. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder: (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any tender, voting or other similar agreement or arrangement, or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

3. Termination. This Agreement and all obligations on the part of the Stockholders hereunder shall terminate upon the later to occur of: (a) the date on which all Required Stockholder Approvals (other than any Split Authorization) have been obtained, and (b) August 13, 2028 (such latest date, the “Termination Date”); provided, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to the Termination Date shall survive the termination of this Agreement; provided further, that the Stockholders’ obligations pursuant to Section 5(b) shall not terminate until the date following the Additional Closing Expiration Date on which there are no shares of Series C Preferred Stock outstanding.

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4. Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to the Company as follows:

(a) Such Stockholder is the record or beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Covered Shares are not subject to any voting trust agreement or other contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of the Covered Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which such Stockholder is a party relating to the pledge, disposition, or voting of any of the Covered Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

For the purposes of this Agreement, “Transfer” means, with respect to any Covered Shares, any assignment, pledge, conveyance of any legal or beneficial ownership interest in, sale, transfer, exchange, gift, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise

(b) Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution, delivery and performance of this Agreement by each such Stockholder which is an entity, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any governmental authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Stockholder to perform its obligations hereunder.

(d) There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that could reasonably be expected to materially impair or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to restrict or prohibit (or that, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such Stockholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

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5. Certain Covenants of Stockholder. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a) Such Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Termination Date (at which time this proxy shall automatically be revoked), as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to such Stockholder’s Covered Shares in accordance with Section 1(b). This proxy and power of attorney is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to his, her or its Covered Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(b) Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or knowingly take any action that would have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

(c) Prior to the Termination Date, in the event that such Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares of Common Stock or other voting interests with respect to the Company, such shares of Common Stock or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of shares of Common Stock held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such shares of Common Stock or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company of any such event.

(d) Standstill; Permitted Payments.

(i) Such Stockholder, in its capacity as a holder, directly or indirectly, of any Indebtedness of the Company or any of its Subsidiaries owed to such Stockholder or any of its Affiliates, whether now existing or hereafter arising and whether or not secured (collectively, the “Stockholder Debt”), covenants and agrees that, from the and after the date hereof and until the date, following the Additional Closing Expiration Date, on which no shares of Series C Preferred Stock remain outstanding (the “Standstill Period”), such Stockholder shall not, without the prior written consent of the Required Holders, directly or indirectly: (A) demand, sue for, accelerate or otherwise seek or receive payment of all or any portion of the principal of, or any premium, fee, make-whole or similar amount on, the Stockholder Debt; (B) exercise or enforce any right or remedy in respect of the Stockholder Debt, including any right of setoff, recoupment or subrogation, or any right to foreclose upon or otherwise realize against any collateral securing the Stockholder Debt; (C) commence, or join with any other Person in commencing, any bankruptcy, insolvency, receivership or similar proceeding against the Company or any of its Subsidiaries; or (D) amend, supplement or otherwise modify the terms of the Stockholder Debt in any manner adverse to the holders of the Series C Preferred Stock, or Transfer all or any portion of the Stockholder Debt other than to a transferee that first agrees in a writing, reasonably satisfactory to the Required Holders, to be bound by this Section 5(d).

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(ii) Notwithstanding the foregoing, nothing in this Section 5(d) shall prohibit the Company from paying, or such Stockholder from receiving and retaining, (A) regularly scheduled payments of interest on the Stockholder Debt as and when due in accordance with the terms of the Stockholder Debt as in effect on the date hereof, whether paid in cash or in shares of Common Stock or, as it relates to principal payments, in shares of Common Stock, or (z) in kind by capitalizing such interest and adding it to the principal amount of the Stockholder Debt, or (B) any other payment expressly consented to in writing by the Required Holders; provided, that no payment described in clause (A) shall be made or retained at any time when a Triggering Event has occurred and is continuing under the Certificate of Designations and when any amount then due to the holders of the Series C Preferred Stock remains unpaid. This Section 5(d) applies to such Stockholder solely in its capacity as a holder of Stockholder Debt and, for the avoidance of doubt, shall not limit such Stockholder’s rights as a holder of capital stock of the Company or, subject to Section 6, as a director, officer or employee of the Company.

6. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a stockholder of the Company and not in such Stockholder’s capacity as a director, officer or employee of the Company, and nothing in this Agreement shall restrict or limit the ability of any Stockholder, any of its Affiliates, or any of their respective directors, officers or employees who is a director or officer of the Company to take any action or inaction or voting on any matter in his or her capacity as a director or officer of the Company, including taking any action specifically permitted by the Purchase Agreement.

7. Disclosure. Each Stockholder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

8. Further Assurances. Each Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

9. [Reserved.]

10. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party to whom such amendment, modification or supplement applies and otherwise as expressly set forth herein.

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11. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

(ii) If to the Company:

NextNRG, Inc.

407 Lincoln Rd. #9F

Miami Beach, Florida 33139

Telephone: (305) 786-6998

Attention: Michael D. Farkas

E-Mail: mdf@nextnrg.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 6th Avenue, 26th Floor

New York, New York 10036

Telephone: (646) 734-4111

Attention: Gregory Sichenzia

E-Mail: Gsichenzia@srfc.law

13. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.

14. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and the Buyers and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

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15. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

16. Submission to Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be resolved by arbitration in New York City in front of a single arbitrator under the auspices of the American Arbitration Association. The arbitrator shall issue a written ruling on such ruling may be enforced against the parties hereto in any court of competent jurisdiction. It shall be a condition of the appointment of the arbitrator that he/she shall commit to issue a final, written decision of the dispute within 90 days of his/her appointment. The parties recognize the importance of such tight time-frame and shall not request extensions thereof, nor shall the arbitrator grant any such extensions.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Company may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates at any time, in which case all references herein to the Company, as applicable, shall be deemed references to such other Affiliate. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Enforcement. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the Termination Date, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

19. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

20. pdf Signature. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the Company and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

NEXTNRG, INC.

By:
Name:
Title:

STOCKHOLDER:

By:
Name:
Title:

SCHEDULE A